--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) OCTOBER 2, 1996


                               DI INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

             TEXAS                       1-8226                 74-2144774
  (State or other jurisdiction  (Commission File Number)       (IRS Employer
       of incorporation)                                   Identification No.)


         450 GEARS ROAD, SUITE 625
              HOUSTON, TEXAS                                     77067
 (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code          (713) 874-0202

                                       N/A
         (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------
                                     1 of 5

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

Deloitte & Touche LLP was previously the principal accountants for DI Industries, Inc. On October 2, 1996, that firm's appointment as principal accountants was terminated and KPMG Peat Marwick LLP was engaged as principal accountants. The decision to change accountants was approved by the Board of Directors upon recommendation of the Audit Committee of the Board of Directors.

In connection with the audits of the two fiscal years ended December 31, 1995, and the subsequent interim period through June 30, 1996, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Deloitte & Touche LLP on the consolidated financial statements of DI Industries, Inc. and subsidiaries as of and for the years ended December 31, 1995 and 1994, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Deloitte & Touche LLP is attached as an Exhibit.

ITEM 7(C). EXHIBITS - The following document is filed as part of this report:

16.1 - Letter from Deloitte & Touche LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               DI INDUSTRIES, INC.

Date: October 7, 1996             By /s/ T. SCOTT O'KEEFE
                                         T. Scott O'Keefe, Senior Vice President
                                         and Chief Financial Officer

Date: October 7, 1996             By /s/ DAVID W. WEHLMANN
                                         David W. Wehlmann
                                         Vice President & Controller

                                        4